32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Ralph M. Amato, Chief Financial Officer of BoysToys.com, Inc. (the "Small Business Issuer") do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)  The Small Business Issuer's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the "Report") to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.

By: /s/ Ralph M. Amato Ralph M. Amato Chief Financial Officer	Dated: May 23, 2005